Exhibit 32.2

CERTIFICATION
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 I hereby certify that:

I have reviewed the Quarterly Report on Form 10-Q of Riley Exploration Permian, Inc. (the “Company”) for the quarter ended June 30, 2021 (the “Report”).

To the best of my knowledge the Report (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o (d)); and, (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2021
By:	/s/ Michael J. Rugen
Michael J. Rugen
Chief Financial Officer